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                                                                    EXHIBIT 23.6

                     [ROBINSON-HUMPHREY COMPANY LETTERHEAD]

                 CONSENT OF THE ROBINSON-HUMPHREY COMPANY, INC.

     We consent to the inclusion in this Registration Statement on Form S-4 of our opinion, dated February 2, 1996, as set forth as Appendix C to the Proxy Statement/Prospectus and to the summarization thereof in the Proxy Statement/Prospectus under the caption "the Merger." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                    /s/  THE ROBINSON-HUMPHREY COMPANY, INC.
                                    THE ROBINSON-HUMPHREY COMPANY, INC.

Atlanta, Georgia
February 27, 1996